As filed with the Securities and Exchange Commission on June 27, 2008

                                                     Registration No. 333-113030
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3

                        REGISTRATION STATEMENT UNDER THE

                             SECURITIES ACT OF 1933

                              ---------------------

                            SCOTTISH RE GROUP LIMITED
             (Exact name of registrant as specified in its charter)

                              ---------------------

       Cayman Islands                   001-16855                 98-0362785
(State or Other Jurisdiction    (Commission File Number)       (I.R.S. Employer
      Of Incorporation)                                      Identification No.)


                   P.O. Box HM 2939                          Paul Goldean, Esq.
 Crown House, Second Floor, 4 Par-la-Ville Road          Scottish Re Group Limited
                    Hamilton HM12                    Crown House, Second Floor, 4 Par-la-
                       Bermuda                                   Ville Road
                                                                Hamilton HM12
                                                                   Bermuda
                                                               (441) 295-4451
       (Address of Principal Executive Offices)    (Name, Address and Telephone Number,
                                                  Including Area Code, of Agent for Service)


                                 With Copies To:
                             Stephen G. Rooney, Esq.
                              125 West 55th Street
                               New York, NY 10019
                                 (212) 424-8000

                                 (441) 295-4451
                         Registrant's telephone number,
                               including area code

                                       N/A
          (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------

                          RECENT EVENTS: DEREGISTRATION

     This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (Registration No. 333-113030) (the "Registration Statement") of Scottish Re Group Limited, Scottish Holdings Statutory Trust I and Scottish Holdings Statutory Trust II (collectively, the "Company"), originally relating to the registration of an aggregate of $750,000,000 of securities of the Company, which was filed with the Securities and Exchange Commission ("SEC") on February 24, 2004, as amended on March 3, 2004.


     As a result of the delisting of the Company's shares from the New York Stock Exchange and the fact that there are less than 300 holders of record of its shares as of December 31, 2007, the Company has no obligation to continue to file, and does not plan to file, periodic reports with the SEC for any periods after January 1, 2008. The Company filed with the SEC a Form 15 on May 13, 2008, to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration the securities registered but unsold under the Registration Statement.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, North Carolina on this 27th day of June, 2008.



                                    SCOTTISH RE GROUP LIMITED


                                    By:  /s/ Paul Goldean
                                        ----------------------------
                                        Paul Goldean
                                        Chief Administrative Officer

            SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated as of the 27th day of June, 2008:

Signature                               Title

 /s/ George Zippel                      President and
--------------------------              Chief Executive Officer
George Zippel

 /s/ Terry Eleftheriou                  Executive Vice President and
----------------------------            Chief Financial Officer
Terry Eleftheriou

 /s/ Jonathon Bloomer                   Chairman of the Board
--------------------------
Jonathon Bloomer

 /s/ James Butler                       Director
---------------------------
James Butler

 /s/ James Chapman                      Director
-------------------------
James Chapman

 /s/ Thomas Finke                       Director
--------------------------
Thomas Finke

 /s/ Seth Gardner                       Director
---------------------------
Seth Gardner

 /s/ Jeffrey Hughes                     Director
---------------------------
Jeffrey Hughes

 /s/ Robert Joyal                       Director
---------------------------
Robert Joyal

 /s/ Larry Port                         Director
---------------------------
Larry Port

 /s/ Michael Rollings                   Director
----------------------------
Michael Rollings

 /s/ Raymond Wechsler                   Director
----------------------------
Raymond Wechsler